                                  EXHIBIT 12(b)

                THE CHASE MANHATTAN CORPORATION AND SUBSIDIARIES

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                    AND PREFERRED STOCK DIVIDEND REQUIREMENTS
                          (IN MILLIONS, EXCEPT RATIOS)

                                                                            Six Months Ended
                                                                             June 30, 1997
                                                                            ----------------
EXCLUDING INTEREST ON DEPOSITS
Income before income taxes                                                     $ 2,963
                                                                               -------

Fixed charges:
      Interest expense                                                           3,342
      One third of rents, net of income from subleases (a)                          57
                                                                               -------
Total fixed charges                                                              3,399
                                                                               -------

Less:  Equity in undistributed income of affiliates                                (38)
                                                                               -------

Earnings before taxes and fixed charges, excluding capitalized interest        $ 6,324
                                                                               =======

Fixed charges, as above                                                        $ 3,399

Preferred stock dividends                                                          106
                                                                               -------

Fixed charges including preferred stock dividends                              $ 3,505
                                                                               =======

Ratio of earnings to fixed charges and
      preferred stock dividend requirements                                       1.80
                                                                               =======

INCLUDING INTEREST ON DEPOSITS
Fixed charges including preferred stock dividends, as above                    $ 3,505

Add:  Interest on deposits                                                       3,083
                                                                               -------

Total fixed charges including preferred stock
   dividends and interest on deposits                                          $ 6,588
                                                                               =======

Earnings before taxes and fixed charges, excluding capitalized interest,
   as above                                                                    $ 6,324

Add:  Interest on deposits                                                       3,083
                                                                               -------

Total earnings before taxes, fixed charges, and interest on deposits           $ 9,407
                                                                               =======

Ratio of earnings to fixed charges
      and preferred stock dividend requirements                                   1.43
                                                                               =======

(a)   The proportion deemed representative of the interest factor.

                                   APPENDIX 1


                 NARRATIVE DESCRIPTION OF GRAPHIC IMAGE MATERIAL



Pursuant to Item 304 of Regulation S-T, the following is a description of the graphic image material included in the foregoing Management's Discussion and Analysis of Financial Condition and Results of Operations.

GRAPHIC
NUMBER             PAGE          DESCRIPTION
------             ----          -----------
      1              37          Bar Graph entitled "Histogram of Daily Market Risk-Related Revenue for the twelve months ended
                                 June 30, 1997" presenting the following information:

                                 Millions of Dollars            0 - 5    5 - 10      10 - 15     15 - 20     20 - 25      25 - 30
                                 -------------------            -----    ------      -------     -------     -------      -------

                                 Number of trading
                                 days revenue was
                                 within the above
                                 prescribed positive
                                 range                           58        67          67          36          11            6


                                 Millions of Dollars              0 - (5)     (5) - (10)     (10) - (15)
                                 -------------------              -------      ---------      ----------

                                 Number of trading
                                 days revenue was
                                 within the above
                                 prescribed negative
                                 range                              12             1              1